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                                                                    Exhibit 99.2


                         ANNUAL SERVICER'S CERTIFICATE

                         CHASE MANHATTAN BANK USA, N.A.


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                       Chase Manhattan Owner Trust 1998-A

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         The undersigned, a duly authorized representative of Chase Manhattan
Bank USA, N.A. ("Chase USA"), as Servicer pursuant to the Sale and Servicing Agreement dated as of February 1, 1998 (the "Sale and Servicing Agreement") by and between Chase USA and Chase Manhattan Auto Owner Trust 1998-A, as issuer (the "Issuer"), does hereby certify that:

         1. A review of the activities of the Servicer during the period from January 1, 2001 until December 31, 2001 was conducted under my supervision.

         2. Based on such review, the Servicer has, to the best of my knowledge, fully performed in all material respects all its obligations, under the Sale and Servicing Agreement throughout such period and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 3 below.

         3.       None.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 25th day of March 2002.


                                             /s/ Jeffrey S. Browning
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                                             Jeffrey S. Browning
                                             Vice President